Exhibit 99.1

Press Release dated November 23, 2016, announcing that the Company has been issued a FAA Project Number for its STC application.

AIRBORNE WIRELESS NETWORK RECEIVES PROJECT NUMBER FOR ITS BROADBAND TRANSCEIVER SYSTEM APPLICATION FROM FEDERAL AVIATION ADMINISTRATION (FAA)

November 23, 2016

SIMI VALLEY, CALIFORNIA

Airborne Wireless Network (OTC QB: ABWN) (the “Company”) is pleased to announce it has received an FAA Project Number for its Supplemental Type Certificate (STC) application to install a Broadband Transceiver System on Boeing 757-200 aircraft.

The project number is ST16664LA-T and has been issued to the Company by the Federal Aviation Administration (FAA).

The Company considers receiving this project number as a major milestone, as it is the first STC application for the Company’s contemplated broadband wireless network, trademarked as “Infinitus Super Highway.” This STC is the first of its kind filed for certification with the FAA. The Company owns this STC and its system description in its entirety, including hardware and software.

The Company plans to expand on this initial Boeing 757-200 certification and utilize the data to file multiple STCs, which will certify the Infinitus Super Highway on most of the world’s common commercial aircraft types, including Boeing 737, Boeing 787 and Airbus A320/21 series aircraft. The Company contemplates utilizing each equipped aircraft as its signal node or signal repeater, linking each aircraft to the next, forming a meshed digital network. With each STC approval received the Company advances toward its goal of equipping the world’s 27,000 active commercial aircraft fleet currently encircling the globe with the Infinitus Super Highway.

As the other STC applications are approved by the FAA, the Company plans to find an aircraft industry partner to market the Company’s approved system on as many aircraft and airlines as possible, to create a reliable robust network.

About Airborne Wireless Network

The Company intends to create a high-speed broadband airborne wireless network by linking commercial aircraft in flight. Each aircraft participating in the network will act as an airborne repeater or router, sending and receiving broadband signals from one aircraft to the next and creating a digital superhighway in the sky. The Company intends the network to be a high-speed broadband internet pipeline to improve coverage connectivity. The Company does not intend to provide retail customer coverage to end users, but, instead, act as a wholesale carrier with target customers, such as internet service providers and telephone companies.

Currently, the world's connectivity is achieved by use of undersea cables, ground based fiber and satellites. The Company believes that the Company’s airborne digital highway is the logical solution to fill the world's connectivity void. Once the network is developed and fully implemented, its uses are virtually limitless. The Company’s network, once developed, should provide low cost, high-speed connectivity to rural areas, island nations, ships at sea, oil platforms, in addition to connectivity to commercial and private aircraft in flight.

For further information see: www.airbornewirelessnetwork.com

Contact:

info@airbornewirelessnetwork.com

805-583-4302

Notice Regarding Forward-Looking Statements:

This release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, availability of capital; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to raise the additional funding we will need to continue to pursue our business and product development plans; our ability to develop and commercialize products based on our technology platform; competition in the industry in which we operate and market; general industry conditions; general economic factors; the impact of industry regulation; technological advances; new products and patents attained by competitors; manufacturing difficulties or delays; dependence on the effectiveness of the company's patents; and the exposure to litigation, including patent litigation, and/or regulatory actions.